Exhibit 10.18

First addendum

to the Agreement

relating to a

Borrowing Base Facility

between

Steinway & Sons, New York ,

Hamburg Branch

Rondenbarg 10

22525 Hamburg

- hereinafter referred to as the

„Borrower” and, together with the Co-

Borrowers, the “Borrowers” -

und

COMMERZBANK Aktiengesellschaft

Kaiserstraße 16

60311 Frankfurt am Main

- hereinafter referred to as the

“Bank” -

Whereas:

The Borrowing Base Providers and the Bank have entered into a borrowing base facility agreement (hereinafter referred to as the “Agreement”) as of March 20, 2020. The following addendum to the Agreement is hereby concluded:

1.	Term

Clause 5, paragraph 5.1 of the Agreement is revised as follows:

“5.1 The Credit Commitment is granted until January 30, 2026 („Maturity Date“). The Borrower may request two extensions of the Maturity Date for one further year respectively pursuant to the following conditions:

(a)

The Borrower may request that the respective Maturity Date of the Agreement shall be extended for a further period of one year by giving written notice (the „Extension Request“) to the Bank not more than 540 days and not less than 90 days before the Maturity Date.

(b)

The Bank may, in its sole discretion, consider whether it accepts such an Extension Request. The Bank has to confirm to the Borrower not less than 30 days after receipt of the Extension Request whether it will extend the respective Maturity Date as requested. This confirmation must be made in writing; otherwise, it shall be deemed not to have been granted.

(c)	If the Bank has agreed to an Extension Request as per paragraph 5.1 (b), the respective Maturity Date will be extended accordingly.”

2.	Interest

Clause 3.2 of the Agreement shall be revised and shall have the following wording:

“3.2 Overdraft facility in foreign currency

The Borrower shall pay interest now and until further notice at a rate equal to SOFR plus a margin of 3,25 % p. a. on utilizations on the current account (overdraft facility) in USD. If SOFR is 0 % or less than 0%, the Borrower shall pay interest at a rate equal to the margin.

SOFR (hereinafter also referred to as the “Reference Rate”) means the interest rate provided by the Federal Reserve Bank of New York (the “Fed”) (or any successor administrator) and published on the Fed`s website https://apps.newyorkfed.org/markets/autorates/SOFR (or any successor to that page) for lending transactions in USD. The SOFR shall be published on the above mentioned website one banking day after the day on which the Fed determines a SOFR. For days on which no SOFR is published by the Fed, the last published SOFR shall be used for the calculation of interest. For the purposes of this paragraph, a banking day shall be any day except Saturday and Sunday on which commercial banks in New York are open for business.

If the essential calculation bases of one of the above mentioned Reference Rates change or may no longer be determined temporarily or permanently, the Bank will use the reference interest rate which replaces the respective Reference Rate or another suitable reference interest rate (“Replacement Reference Interest Rate”). The Bank will inform the Borrower of the Replacement Reference Interest Rate in due course.

3.	Fee

The Borrower shall pay the Bank a non-recurring fee of 0.6% of the Credit Commitment (Amendment Fee). The Amendment Fee is due and payable five business days after the signing of this addendum.

4.	Other Agreements

All other agreements of the Agreement shall remain unaffected.

5.	Obligation of the Bank to maintain its offer / Effectiveness of the Addendum

The Bank will consider itself bound to the offer made in this Addendum until June 30, 2022.

This Addendum to the Agreement shall only enter into force once the following conditions have been met:

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•	Receipt by the Bank of the original of the Addendum signed by the Borrower and the Co-Debtors in a legally valid and binding form; or

•

Receipt of an e-mail of the Borrower and the Co-Debtors with a pdf version of the Addendum signed by the Borrower and the Co-Debtors in a legally valid and binding form at the following e-mail address of the Bank:

GS-OC-KBC-Hamburg2@commerzbank.com

In the latter case, the Borrower will for evidence send the Bank the original of the Addendum signed by the Borrower and the Co-Debtors in a legally valid and binding form.

•	Receipt of the following documents acceptable to the Bank:

•

receipt by the Bank of a certified copy of the Borrower’s Articles of Incorporation including any amendments thereto, issued by the Secretary of State of the U.S. state within the registered seat of the Borrower is located. The certified copy shall be certified to be a true copy under the hand and seal of office of the Secretary of State;

•	receipt by the Bank of a Certificate of Good Standing with a recent date, issued by the Secretary of State of the U.S. state within the registered seat of the Borrower is located;

•	receipt by the Bank of a copy of the current version of the By-Laws of the Borrower;

•	receipt by the Bank of a copy of the list of current directors and officers of the Borrower;

•	receipt by the Bank of a copy of the resolutions adopted by the Board of Directors of the Borrower approving and authorizing the entering into the Agreement;

•	presentation of a legal opinion addressed to the Bank as per ANNEX IV of the Agreement (or another form agreed with the Bank) issued by a legal counsel acceptable to the Bank;

Hamburg, 23.06.2022	COMMERZBANK Aktiengesellschaft
(Place and date)	/s/ Patrick Muschter	/s/ Frederike Wilharm

Steinway & Sons Zweigniederlassung der Firma

Hamburg, 22.06.2022	Steinway & Sons in New York

(place and date)	(Steinway & Sons New York. Hamburg Branch)

	/s/ Guido Zimmermann	/s/ Olaf Gube
(Name(s) in letters)

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Assumption of Joint Liability

Steinway Retail Deutschland GmbH („Co-Debtor“) herewith assumes joint liability for the conditions of the addendum to the Agreement dated March 20, 2020 for EUR 30,000,00.00 and confirms that it continues to be jointly and severally liable along with the Borrower pursuant to § 421 of the German Civil Code (BGB).

Hamburg, 22.6.2022	Steinway Retail Deutschland GmbH
(Place and
date)
	/s/ Guido Zimmerman	/s/ Christoph Höfermann
(Name(s) in letters)

Louis Renner GmbH („Co-Debtor“) herewith assumes joint liability for the conditions of the addendum to the

Agreement dated March 20, 2020 for EUR 30,000,00.00 and confirms that it continues to be jointly and severally liable along with the Borrower pursuant to § 421 of the German Civil Code (BGB).

Hamburg, 22.6.2022	Louis Renner GmbH
(place and
date)
/s/ Guido Zimmerman /s/ Olaf Gube
(Name(s) in letters)

Boston Piano GmbH („Co-Debtor“) herewith assumes joint liability for the conditions of the addendum to the

Agreement dated March 20, 2020 for EUR 30,000,00.00 and confirms that it continues to be jointly and severally liable along with the Borrower pursuant to § 421 of the German Civil Code (BGB).

Hamburg, 22.6.2022	Boston Piano GmbH
(place and
date)
	/s/ Guido Zimmerman	/s/ Christoph Höfermann
(Name(s) in letters)

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